CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	January 26, 2015
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS FOURTH QUARTER 2014 RESULTS

Quarterly Highlights

▪	Net income available to common stockholders of $12.1 million or $0.64 per diluted common share
▪	Return on average common equity of 11.77%
▪	Return on average tangible common equity of 13.22%
▪	Net interest margin at 3.94%
▪	Loan growth of $78.4 million or 8% annualized since September 30, 2014
▪	Ratio of nonperforming assets to total assets of 0.73%, the lowest since 2007
▪	Completed private offering of $75.0 million Subordinated Notes
▪	Completed acquisition of Community Banc-Corp of Sheboygan, Inc. on January 16, 2015
▪	Completed merger of Galena State Bank & Trust Co. into Illinois Bank & Trust effective January 23, 2015

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net income (in millions)	$12.3	$7.9	$41.9	$36.9
Net income available to common stockholders (in millions)	12.1	7.7	41.1	35.7
Diluted earnings per common share	0.64	0.42	2.19	2.04

Return on average assets	0.80%	0.55%	0.70%	0.70%
Return on average common equity	11.77	8.79	10.62	10.87
Return on average tangible common equity	13.22	9.93	12.04	12.06
Net interest margin	3.94	3.82	3.96	3.78

“I am pleased to report an excellent fourth quarter and an excellent year for Heartland in 2014. Net income increased by 15 percent over 2013, making this Heartland’s second best year in its 33-year history.”

Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, January 26, 2015-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income available to common stockholders of $12.1 million, or $0.64 per diluted common share, for the quarter ended December 31, 2014, compared to $7.7 million, or $0.42 per diluted common share, for the fourth quarter of 2013. Return on average common equity was 11.77% and return on average assets was 0.80% for the fourth quarter of 2014, compared to 8.79% and 0.55%, respectively, for the same quarter in 2013.

Net income for the fourth quarter of 2014 was $4.4 million higher than the fourth quarter of 2013, primarily as a result of a $5.8 million increase in net interest income, in large part due to growth in loans.

Net income available to common stockholders for the year ended December 31, 2014, was $41.1 million, or $2.19 per diluted common share, compared to $35.7 million, or $2.04 per diluted common share, recorded during the prior year. Return on average common equity was 10.62% and return on average assets was 0.70% for 2014, compared to 10.87% and 0.70%, respectively, for 2013.

Commenting on Heartland’s results for 2014, Lynn B. Fuller, Heartland’s chairman and chief executive officer said, “I am pleased to report an excellent fourth quarter and an excellent year for Heartland in 2014. Net income increased by 15 percent over 2013, making this Heartland’s second best year in its 33-year history.”

Subsequent to the quarter-end, Heartland completed the acquisition of Community Banc-Corp of Sheboygan, Inc., the parent company of Community Bank & Trust in Sheboygan, Wisconsin, in an all stock transaction that closed on January 16, 2015. Simultaneous with the closing, Community Bank & Trust was merged into Heartland's Wisconsin Bank & Trust subsidiary. Community Bank & Trust had total assets of approximately $528 million as of December 31, 2014. Upon completion of this merger, Wisconsin became Heartland's third state with banking assets greater than $1 billion.

Net Interest Margin Increases in Dollars; Net Interest Margin As Percentage Remains Steady

Net interest margin, expressed as a percentage of average earning assets, was 3.94% during the fourth quarter of 2014 compared to 3.96% during the third quarter of 2014 and 3.82% during the fourth quarter of 2013.

Fuller said, “Net interest margin held up well throughout 2014, ending the year at 3.94 percent despite continued pressure from very low interest rates. Margin has been maintained as a result of loan growth, a slowing in the decrease in asset yields and improvement in our funding cost.”

Interest income increased $4.8 million or 9% to $60.4 million in the fourth quarter of 2014 from the $55.6 million recorded in the fourth quarter of 2013. After adjustment to add $2.5 million for the fourth quarter of 2014 and $2.4 million for the fourth quarter of 2013 for income taxes saved on the interest earned on nontaxable securities and loans, on a tax-equivalent basis, interest income in the fourth quarter of 2014 was $62.9 million compared to $58.0 million in the fourth quarter of 2013. The increase in interest income in the fourth quarter of 2014, as compared to the fourth quarter of 2013, was primarily due to an increase in average earning assets, which increased $446.5 million or 9% during the fourth quarter of 2014 compared to the fourth quarter of 2013. Also contributing to the increase in interest income during the fourth quarter of 2014 compared to the fourth quarter of 2013 was a change in the composition of average earning assets from lower-yielding investments to higher-yielding loans. The percentage of average net loans and leases to total earning assets was 70% during the fourth quarter of 2014 compared to 65% during the fourth quarter of 2013.

Interest expense for the fourth quarter of 2014 was $8.2 million, a decrease of $1.1 million or 11% from $9.3 million in the fourth quarter of 2013. Even though average interest bearing liabilities increased $201.5 million or 5% for the quarter ended December 31, 2014, as compared to the same quarter in 2013, the average interest rate paid on Heartland's interest bearing deposits and borrowings declined 15 basis points from 0.94% in the fourth quarter of 2013 to 0.79% in the fourth quarter of 2014. Contributing to this improvement in interest expense was a continued favorable change in the mix of deposits. Average savings balances, the lowest cost interest-bearing deposits, as a percentage of total average interest bearing deposits were 76% during the fourth quarter of 2014, compared to 74% for the fourth quarter of 2013. The average interest rate paid on savings deposits was 0.28% during the fourth quarter of 2014 compared to 0.33% during the fourth quarter of 2013 and the average interest rate paid on time deposits was 1.09% during the fourth quarter of 2014 compared to 1.39% during the fourth quarter of 2013.

Net interest income increased $5.8 million or 13% to $52.2 million in the fourth quarter of 2014 from the $46.4 million recorded in the fourth quarter of 2013. Net interest income on a tax-equivalent basis totaled $54.7 million during the fourth quarter of 2014, an increase of $5.9 million or 12% from the $48.8 million recorded during the fourth quarter of 2013.

Noninterest Income Increases; Noninterest Expenses Remain Steady

Noninterest income totaled $21.2 million during the fourth quarter of 2014 compared to $17.6 million during the fourth quarter of 2013, an increase of $3.6 million or 20%. The largest contributor to this increase was gains on sale of loans held for sale, which increased $2.4 million or 45% for the comparative quarters.

For the fourth quarters of both 2014 and 2013, noninterest expenses totaled $53.9 million. Included in noninterest expenses were $1.0 million during the fourth quarter of 2014 and $495,000 during the fourth quarter of 2013 in costs associated with partnership investments in commercial and residential real estate projects that qualify for historic rehabilitation tax credits. These credits are included as a reduction to income tax expense as further described below. Excluding the effect of the costs associated with tax credit investments, noninterest expenses decreased $486,000 or 1% during the fourth quarter of 2014 in comparison to the fourth quarter of 2013.

Heartland's effective tax rate was 26.08% for the fourth quarter of 2014 compared to 0.58% for the fourth quarter of 2013. Included in Heartland's income taxes were federal historic rehabilitation tax credits associated with Heartland's ownership interest in qualifying real estate projects totaling $1.3 million during the fourth quarter of 2014 compared to $914,000 during the fourth quarter of 2013. For tax purposes, these investments are expected to generate capital losses upon disposal. Due to the uncertainty of Heartland's ability to utilize these potential capital losses, additions to a valuation allowance for these potential losses was recorded in the amount of $406,000 during the fourth quarter of 2014 and $246,000 during the fourth quarter of 2013. Also, separate from the historic rehabilitation tax credits, federal low-income housing tax credits included in Heartland's income taxes totaled $189,000 during the fourth quarter of 2014 compared to $200,000 during the fourth quarter of 2013. These tax credits, including valuation allowance additions, as a percentage of pre-tax income, were 6.54% during the fourth quarter of 2014 compared to 10.88% during the fourth quarter of 2013. Heartland's effective tax rate was also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 28.54% during the fourth quarter of 2014 compared to 56.34% during the fourth quarter of 2013. The tax-equivalent adjustment for this tax-exempt interest income was $2.5 million during the fourth quarter of 2014 compared to $2.4 million during the fourth quarter of 2013.

Increase in Loans and Deposits

Total assets were $6.05 billion at December 31, 2014, an increase of $129.0 million since year-end 2013. Securities represented 28% of total assets at December 31, 2014, compared to 32% at year-end 2013.

Total loans and leases held to maturity were $3.88 billion at December 31, 2014, compared to $3.50 billion at year-end 2013, an increase of $379.8 million or 11%, with $78.4 million of this growth occurring in the fourth quarter, $103.6 million in the third quarter, $117.0 million in the second quarter and $80.8 million during the first quarter. A majority of the year-to-date growth occurred in the commercial and commercial real estate loan portfolio, which increased $263.3 million or 11% since year-end 2013, with $33.6 million of this growth occurring during the fourth quarter, $59.0 million during the third quarter, $102.9 million during the second quarter and $67.8 million during the first quarter.

Fuller commented, “An important contributor to Heartland’s exceptional performance is solid loan growth, which continued at a strong pace. For the fourth quarter, loans increased at an annualized rate of 8.3 percent and grew by 10.9 percent for all of 2014, a rate nearly double that of our peers.”

Total deposits were $4.77 billion as of December 31, 2014, compared to $4.67 billion at year-end 2013, an increase of $101.5 million or 2%. Demand deposits totaled $1.30 billion at December 31, 2014, an increase of $56.6 million or 5% since year-end 2013. Also increasing during 2014, savings deposits grew to $2.69 billion, an increase of $152.3 million or 6%. Certificates of deposit totaled $785.3 million at December 31, 2014, a decrease of $107.3 million or 12%.

Fuller said, “We continue to experience a favorable change in our deposit mix, with sustained growth of no-cost demand deposits, now representing 27 percent of total deposits. Non-time categories now represent 84 percent of total deposits.”

Decrease in Nonperforming Assets; Increase in Provision for Loan Losses

Nonperforming loans, exclusive of those covered under loss sharing agreements, were $24.6 million or 0.63% of total loans and leases at December 31, 2014, compared to $42.4 million or 1.21% of total loans and leases at December 31, 2013. Approximately 28%, or $6.8 million, of Heartland's nonperforming loans have individual loan balances exceeding $1.0 million, the largest of which is $3.8 million. These nonperforming loans, to an aggregate of three borrowers, are spread over two different industry classifications and are all located in Heartland's Western markets.

Other real estate owned declined $10.8 million or 36% to $19.0 million at December 31, 2014, compared to $29.9 million at December 31, 2013. Liquidation strategies have been identified for all the assets held in other real estate owned. Management continues to market these properties through an orderly liquidation process instead of a quick liquidation process in order to avoid discounts greater than the projected carrying costs.

The allowance for loan and lease losses at December 31, 2014, was 1.07% of loans and leases and 168.58% of nonperforming loans compared to 1.19% of loans and leases and 98.27% of nonperforming loans at December 31, 2013. The provision for loan losses was $2.9 million for the fourth quarter of 2014 compared to $2.0 million for the fourth quarter of 2013.

Net charge-offs on loans during the fourth quarter of 2014 were $3.1 million compared to $1.7 million during the fourth quarter of 2013.

“With nonperforming loans currently at 0.63 percent of total loans, Heartland’s credit quality can be described as exceptional. Looking back several years, we are proud to see this ratio approaching pre-recession levels,” Fuller concluded.

Conference Call Details
Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-407-0782 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. If you are unable to participate on the call, a replay will be available until January 25, 2016, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 86 banking locations in 63 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas and Missouri and loan production offices in California, Nevada, Wyoming, Idaho, North Dakota, Oregon, Washington and Nebraska. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions, (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
Interest Income
Interest and fees on loans and leases	$50,226	$44,995	$194,022	$164,702
Interest on securities:
Taxable	6,972	7,327	29,727	21,501
Nontaxable	3,190	3,294	13,269	13,295
Interest on federal funds sold	—	1	1	1
Interest on deposits in other financial institutions	3	3	23	12
Total Interest Income	60,391	55,620	237,042	199,511
Interest Expense
Interest on deposits	4,144	5,057	18,154	19,968
Interest on short-term borrowings	222	421	877	808
Interest on other borrowings	3,854	3,785	14,938	14,907
Total Interest Expense	8,220	9,263	33,969	35,683
Net Interest Income	52,171	46,357	203,073	163,828
Provision for loan and lease losses	2,866	2,049	14,501	9,697
Net Interest Income After Provision for Loan and Lease Losses	49,305	44,308	188,572	154,131
Noninterest Income
Service charges and fees	5,078	4,885	20,085	17,660
Loan servicing income	1,360	783	5,583	1,648
Trust fees	3,350	2,944	13,097	11,708
Brokerage and insurance commissions	1,115	1,246	4,440	4,561
Securities gains, net	1,208	509	3,668	7,121
Gain (loss) on trading account securities	—	582	(38)	1,421
Gains on sale of loans held for sale	7,778	5,353	31,337	40,195
Valuation adjustment on mortgage servicing rights	—	—	—	496
Income on bank owned life insurance	399	426	1,472	1,555
Other noninterest income	945	846	2,580	3,253
Total Noninterest Income	21,233	17,574	82,224	89,618
Noninterest Expense
Salaries and employee benefits	31,415	30,121	129,843	118,224
Occupancy	3,905	3,663	15,746	13,459
Furniture and equipment	2,097	2,007	8,105	8,040
Professional fees	5,072	5,270	18,241	17,532
FDIC insurance assessments	960	1,036	3,808	3,544
Advertising	1,442	1,458	5,524	5,294
Intangible assets amortization	487	469	2,223	1,063
Other real estate and loan collection expenses	524	1,999	2,309	4,445
Loss on sales/valuations of assets, net	116	641	2,105	3,034
Other noninterest expenses	7,930	7,237	27,896	21,926
Total Noninterest Expense	53,948	53,901	215,800	196,561
Income Before Income Taxes	16,590	7,981	54,996	47,188
Income taxes	4,327	46	13,096	10,335
Net Income	12,263	7,935	41,900	36,853
Net income attributable to noncontrolling interest, net of tax	—	—	—	(64)
Net Income Attributable to Heartland	12,263	7,935	41,900	36,789
Preferred dividends and discount	(204)	(204)	(817)	(1,093)
Net Income Available to Common Stockholders	$12,059	$7,731	$41,083	$35,696
Earnings per common share-diluted	$0.64	$0.42	$2.19	$2.04
Weighted average shares outstanding-diluted	18,762,272	18,360,470	18,741,921	17,460,066

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Interest Income
Interest and fees on loans and leases	$50,226	$49,311	$48,101	$46,384	$44,995
Interest on securities:
Taxable	6,972	7,547	7,447	7,761	7,327
Nontaxable	3,190	3,249	3,708	3,122	3,294
Interest on federal funds sold	—	1	—	—	1
Interest on deposits in other financial institutions	3	6	7	7	3
Total Interest Income	60,391	60,114	59,263	57,274	55,620
Interest Expense
Interest on deposits	4,144	4,655	4,577	4,778	5,057
Interest on short-term borrowings	222	227	202	226	421
Interest on other borrowings	3,854	3,741	3,685	3,658	3,785
Total Interest Expense	8,220	8,623	8,464	8,662	9,263
Net Interest Income	52,171	51,491	50,799	48,612	46,357
Provision for loan and lease losses	2,866	2,553	2,751	6,331	2,049
Net Interest Income After Provision for Loan and Lease Losses	49,305	48,938	48,048	42,281	44,308
Noninterest Income
Service charges and fees	5,078	4,857	5,254	4,896	4,885
Loan servicing income	1,360	1,319	1,393	1,511	783
Trust fees	3,350	3,194	3,343	3,210	2,944
Brokerage and insurance commissions	1,115	1,044	1,158	1,123	1,246
Securities gains, net	1,208	825	854	781	509
Gain (loss) on trading account securities	—	—	—	(38)	582
Gains on sale of loans held for sale	7,778	8,384	8,796	6,379	5,353
Valuation adjustment on mortgage servicing rights	—	—	—	—	—
Income on bank owned life insurance	399	371	339	363	426
Other noninterest income	945	612	398	625	846
Total Noninterest Income	21,233	20,606	21,535	18,850	17,574
Noninterest Expense
Salaries and employee benefits	31,415	33,546	32,563	32,319	30,121
Occupancy	3,905	3,807	3,984	4,050	3,663
Furniture and equipment	2,097	2,033	2,085	1,890	2,007
Professional fees	5,072	4,429	4,214	4,526	5,270
FDIC insurance assessments	960	888	980	980	1,036
Advertising	1,442	1,383	1,511	1,188	1,458
Intangible assets amortization	487	521	591	624	469
Other real estate and loan collection expenses	524	215	518	1,052	1,999
Loss on sales/valuations of assets, net	116	447	1,379	163	641
Other noninterest expenses	7,930	7,386	6,834	5,746	7,237
Total Noninterest Expense	53,948	54,655	54,659	52,538	53,901
Income Before Income Taxes	16,590	14,889	14,924	8,593	7,981
Income taxes	4,327	2,916	4,150	1,703	46
Net Income	12,263	11,973	10,774	6,890	7,935
Net income attributable to noncontrolling interest, net of tax	—	—	—	—	—
Net Income Attributable to Heartland	12,263	11,973	10,774	6,890	7,935
Preferred dividends and discount	(204)	(205)	(204)	(204)	(204)
Net Income Available to Common Stockholders	$12,059	$11,768	$10,570	$6,686	$7,731
Earnings per common share-diluted	$0.64	$0.63	$0.56	$0.36	$0.42
Weighted average shares outstanding-diluted	18,762,272	18,752,748	18,746,735	18,724,936	18,360,470

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Assets
Cash and due from banks	$64,150	$63,400	$98,613	$84,744	$118,441
Federal funds sold and other short-term investments	9,721	4,436	4,047	3,884	6,829
Cash and cash equivalents	73,871	67,836	102,660	88,628	125,270
Time deposits in other financial institutions	2,605	2,605	3,105	3,355	3,355
Securities:
Trading, at fair value	—	—	—	—	1,801
Available for sale, at fair value	1,401,868	1,369,703	1,412,809	1,400,756	1,633,902
Held to maturity, at cost	284,587	255,312	257,217	257,927	237,498
Other investments, at cost	20,498	20,514	20,932	18,755	21,843
Loans held for sale	70,514	93,054	87,173	54,862	46,665
Loans and leases:
Held to maturity	3,876,745	3,798,305	3,694,734	3,577,776	3,496,952
Loans covered by loss share agreements	1,258	3,850	4,379	5,466	5,749
Allowance for loan and lease losses	(41,449)	(41,698)	(40,892)	(38,573)	(41,685)
Loans and leases, net	3,836,554	3,760,457	3,658,221	3,544,669	3,461,016
Premises, furniture and equipment, net	130,713	132,240	133,127	135,054	135,714
Other real estate, net	19,016	20,475	24,395	28,083	29,852
Goodwill	35,583	35,583	35,583	35,583	35,583
Other intangible assets, net	33,932	33,399	32,732	32,690	32,959
Cash surrender value on life insurance	82,638	82,224	81,840	81,486	81,110
FDIC indemnification asset	—	83	124	190	249
Other assets	59,983	61,324	64,000	65,064	76,899
Total Assets	$6,052,362	$5,934,809	$5,913,918	$5,747,102	$5,923,716
Liabilities and Equity
Liabilities
Deposits:
Demand	$1,295,193	$1,274,439	$1,221,703	$1,195,457	$1,238,581
Savings	2,687,493	2,599,850	2,556,784	2,582,166	2,535,242
Time	785,336	852,430	862,995	885,741	892,676
Total deposits	4,768,022	4,726,719	4,641,482	4,663,364	4,666,499
Short-term borrowings	330,264	348,305	420,494	256,250	408,756
Other borrowings	396,255	334,513	329,715	334,916	350,109
Accrued expenses and other liabilities	61,504	41,873	49,806	35,237	58,892
Total Liabilities	5,556,045	5,451,410	5,441,497	5,289,767	5,484,256
Stockholders' Equity
Preferred equity	81,698	81,698	81,698	81,698	81,698
Common stock	18,511	18,477	18,468	18,455	18,399
Capital surplus	95,816	94,393	93,334	92,199	91,632
Retained earnings	298,764	288,555	278,632	269,908	265,067
Accumulated other comprehensive income (loss)	1,528	276	289	(4,903)	(17,336)
Treasury stock at cost	—	—	—	(22)	—
Total Heartland Stockholders' Equity	496,317	483,399	472,421	457,335	439,460
Noncontrolling interest	—	—	—	—	—
Total Equity	496,317	483,399	472,421	457,335	439,460
Total Liabilities and Equity	$6,052,362	$5,934,809	$5,913,918	$5,747,102	$5,923,716

HEARTLAND FINANCIAL USA, INC
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
Average Balances
Assets	$5,974,188	$5,604,487	$5,857,488	$5,083,131
Loans and leases, net of unearned	3,899,465	3,341,252	3,744,830	3,016,433
Deposits	4,784,592	4,512,170	4,698,936	4,013,252
Earning assets	5,508,287	5,061,822	5,384,275	4,582,296
Interest bearing liabilities	4,123,478	3,921,951	4,101,071	3,545,737
Common stockholders' equity	406,664	349,056	386,844	328,454
Total stockholders' equity	488,362	430,754	468,542	411,056
Tangible common stockholders' equity	361,916	308,802	341,134	293,505

Key Performance Ratios
Annualized return on average assets	0.80%	0.55%	0.70%	0.70%
Annualized return on average common equity	11.77%	8.79%	10.62%	10.87%
Annualized return on average common tangible equity	13.22%	9.93%	12.04%	12.16%
Annualized ratio of net charge-offs to average loans and leases	0.32%	0.20%	0.39%	0.10%
Annualized net interest margin(1)	3.94%	3.82%	3.96%	3.78%
Efficiency ratio, fully taxable equivalent(2)	69.99%	79.43%	71.61%	75.05%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%.
(2) Refer to the "Non-GAAP Reconciliation-Efficiency Ratio" tables that follow for details of this non-GAAP measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Average Balances
Assets	$5,974,188	$5,882,792	$5,800,104	$5,770,350	$5,604,487
Loans and leases, net of unearned	3,899,465	3,812,218	3,692,159	3,571,127	3,341,252
Deposits	4,784,592	4,710,177	4,665,993	4,633,192	4,512,170
Earning assets	5,508,287	5,426,336	5,321,149	5,278,331	5,061,822
Interest bearing liabilities	4,123,478	4,099,526	4,091,233	4,089,691	3,921,951
Common stockholders' equity	406,664	393,740	380,561	365,889	349,056
Total stockholders' equity	488,362	475,438	462,259	447,587	430,754
Tangible common stockholders' equity	361,916	348,423	334,747	318,898	308,802

Key Performance Ratios
Annualized return on average assets	0.80%	0.79%	0.73%	0.47%	0.55%
Annualized return on average common equity	11.77%	11.86%	11.14%	7.41%	8.79%
Annualized return on average common tangible equity	13.22%	13.40%	12.66%	8.50%	9.93%
Annualized ratio of net charge-offs to average loans and leases	0.32%	0.18%	0.05%	1.07%	0.20%
Annualized net interest margin(1)	3.94%	3.96%	4.04%	3.92%	3.82%
Efficiency ratio, fully taxable equivalent(2)	69.99%	70.76%	70.97%	74.94%	79.43%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%.
(2) Refer to the "Non-GAAP Reconciliation-Efficiency Ratio" tables that follow for details of this non-GAAP measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
Reconciliation of Non-GAAP Measure-Efficiency Ratio
Net interest income	$52,171	$46,357	$203,073	$163,828
Taxable equivalent adjustment(1)	2,550	2,416	10,297	9,465
Fully taxable equivalent net interest income	54,721	48,773	213,370	173,293
Noninterest income	21,233	17,574	82,224	89,618
Securities gains, net	(1,208)	(509)	(3,668)	(7,121)
Adjusted income	$74,746	$65,838	$291,926	$255,790

Total noninterest expenses	$53,948	$53,901	$215,800	$196,561
Less:
Intangible assets amortization	487	469	2,223	1,063
Partnership investment in historic rehabilitation tax credits	1,028	495	2,436	495
Loss on sales/valuations of assets, net	116	641	2,105	3,034
Adjusted noninterest expenses	$52,317	$52,296	$209,036	$191,969

Efficiency ratio, fully taxable equivalent(2)	69.99%	79.43%	71.61%	75.05%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%.
(2) Efficiency ratio, fully taxable equivalent, expresses noninterest expenses as a percentage of fully taxable equivalent net interest income and noninterest income. Noninterest income and noninterest expenses exclude items that management believes are not comparable among the periods presented. This measure should not be considered a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP measure provides supplemental useful information for proper understanding of the financial results.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Reconciliation of Non-GAAP Measure-Efficiency Ratio
Net interest income	$52,171	$51,491	$50,799	$48,612	$46,357
Taxable equivalent adjustment(1)	2,550	2,613	2,762	2,372	2,416
Fully taxable equivalent net interest income	54,721	54,104	53,561	50,984	48,773
Noninterest income	21,233	20,606	21,535	18,850	17,574
Securities gains, net	(1,208)	(825)	(854)	(781)	(509)
Adjusted income	$74,746	$73,885	$74,242	$69,053	$65,838

Total noninterest expenses	$53,948	$54,655	$54,659	$52,538	$53,901
Less:
Intangible assets amortization	487	521	591	624	469
Partnership investment in historic rehabilitation tax credits	1,028	1,408	—	—	495
Loss on sales/valuation of assets, net	116	447	1,379	163	641
Adjusted noninterest expenses	$52,317	$52,279	$52,689	$51,751	$52,296

Efficiency ratio, fully taxable equivalent(2)	69.99%	70.76%	70.97%	74.94%	79.43%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%.
(2) Efficiency ratio, fully taxable equivalent, expresses noninterest expenses as a percentage of fully taxable equivalent net interest income and noninterest income. Noninterest income and noninterest expenses exclude items that management believes are not comparable among the periods presented. This measure should not be considered a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP measure provides supplemental useful information for proper understanding of the financial results.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	12/31/14	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Common Share Data
Book value per common share	$22.40	$21.74	$21.16	$20.36	$19.44
Tangible book value per common share(1)	$19.99	$19.30	$18.69	$17.86	$16.90
ASC 320 effect on book value per common share	$0.19	$0.10	$0.13	$(0.16)	$(0.82)
Common shares outstanding, net of treasury stock	18,511,125	18,477,463	18,467,646	18,454,048	18,399,156
Tangible capital ratio(2)	6.16%	6.06%	5.88%	5.78%	5.29%

Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$2,743,140	$2,709,544	$2,650,517	$2,547,625	$2,479,880
Residential mortgage	380,341	360,309	341,697	365,162	349,349
Agricultural and agricultural real estate	423,827	404,423	389,918	370,348	376,735
Consumer	330,555	326,148	315,234	297,978	294,145
Unearned discount and deferred loan fees	(1,118)	(2,119)	(2,632)	(3,337)	(3,157)
Total loans and leases held to maturity	$3,876,745	$3,798,305	$3,694,734	$3,577,776	$3,496,952

Loans covered under loss share agreements:
Commercial and commercial real estate	$54	$1,188	$1,208	$2,292	$2,314
Residential mortgage	1,204	1,762	1,995	2,062	2,280
Agricultural and agricultural real estate	—	573	567	502	543
Consumer	—	327	609	610	612
Total loans and leases covered under loss share agreements	$1,258	$3,850	$4,379	$5,466	$5,749

Other Selected Trend Information
Effective tax rate	26.08%	19.59%	27.81%	19.82%	0.57%
Full time equivalent employees	1,631	1,646	1,658	1,668	1,676
Trust assets under management	$1,860,546	$1,820,612	$1,859,643	$1,736,308	$1,621,970
Total Residential Mortgage Loan Applications	$383,845	$445,039	$460,533	$316,829	$293,115
Residential Mortgage Loans Originated	$293,268	$312,428	$277,895	$175,249	$232,150
Residential Mortgage Loans Sold	$281,250	$283,677	$208,429	$149,993	$214,334
Residential Mortgage Loan Servicing Portfolio	$3,498,724	$3,362,717	$3,198,510	$3,107,589	$3,045,893

(1) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by common shares outstanding, net of treasury. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

(2) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights). This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Allowance for Loan and Lease Losses
Balance, beginning of period	$41,698	$40,892	$38,573	$41,685	$41,311
Provision for loan and lease losses	2,866	2,553	2,751	6,331	2,049
Charge-offs on loans not covered by loss share agreements	(4,020)	(2,649)	(1,392)	(10,617)	(3,197)
Charge-offs on loans covered by loss share agreements	—	—	(8)	(41)	—
Recoveries	905	894	913	1,215	1,522
Recoveries on loans covered by loss share agreements	—	8	55	—	—
Balance, end of period	$41,449	$41,698	$40,892	$38,573	$41,685

Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$24,588	$30,130	$29,076	$31,928	$42,394
Loans and leases past due ninety days or more as to interest or principal payments	—	—	—	—	24
Other real estate owned	19,016	19,873	23,761	28,033	29,794
Other repossessed assets	445	506	414	397	397
Total nonperforming assets not covered under loss share agreements	$44,049	$50,509	$53,251	$60,358	$72,609

Covered under loss share agreements:
Nonaccrual loans	$278	$297	$297	$820	$783
Other real estate owned	—	602	634	50	58
Total nonperforming assets covered under loss share agreements	$278	$899	$931	$870	$841

Performing troubled debt restructured loans	$12,133	$11,994	$12,076	$12,548	$19,353

Nonperforming Assets Activity
Balance, beginning of period	$51,408	$54,182	$61,228	$73,450	$81,384
Net loan charge offs	(3,115)	(1,747)	(432)	(9,443)	(1,675)
New nonperforming loans	4,825	5,911	4,264	5,328	6,981
Reduction of nonperforming loans(1)	(6,599)	(2,679)	(4,145)	(3,303)	(4,951)
OREO/Repossessed assets sales proceeds	(1,509)	(4,313)	(5,878)	(4,731)	(6,907)
OREO/Repossessed assets writedowns, net	(588)	(38)	(902)	(80)	(1,387)
Net activity at Citizens Finance Co.	(95)	92	47	7	5
Balance, end of period	$44,327	$51,408	$54,182	$61,228	$73,450

Asset Quality Ratios Excluding Assets Covered Under Loss Share Agreements
Ratio of nonperforming loans and leases to total loans and leases	0.63%	0.79%	0.79%	0.89%	1.21%
Ratio of nonperforming assets to total assets	0.73%	0.85%	0.90%	1.06%	1.23%
Annualized ratio of net loan charge-offs to average loans and leases	0.32%	0.18%	0.05%	1.07%	0.20%
Allowance for loan and lease losses as a percent of loans and leases	1.07%	1.10%	1.11%	1.08%	1.19%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	168.58%	138.40%	140.64%	120.81%	98.27%
Loans delinquent 30-89 days as a percent of total loans	0.21%	0.32%	0.25%	0.31%	0.32%

(1) Includes principal reductions and transfers to performing status

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	December 31, 2014			December 31, 2013
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,278,709	$6,972	2.16%	$1,354,055	$7,327	2.15%
Nontaxable(1)	362,832	4,908	5.37	395,449	5,063	5.08
Total securities	1,641,541	11,880	2.87	1,749,504	12,390	2.81
Interest bearing deposits	8,928	3	0.13	9,320	3	0.13
Federal funds sold	683	—	—	3,629	1	0.11
Loans and leases:(2)
Commercial and commercial real estate(1)	2,701,006	32,613	4.79	2,310,060	28,951	4.97
Residential mortgage	458,781	4,803	4.15	382,446	4,177	4.33
Agricultural and agricultural real estate(1)	411,431	5,050	4.87	361,153	4,651	5.11
Consumer	328,247	6,664	8.05	287,593	6,316	8.71
Fees on loans	—	1,928	—	—	1,547	—
Less: allowance for loan and lease losses	(42,330)	—	—	(41,883)	—	—
Net loans and leases	3,857,135	51,058	5.25	3,299,369	45,642	5.49
Total earning assets	5,508,287	62,941	4.53%	5,061,822	58,036	4.55%
Nonearning Assets	465,901			542,665
Total Assets	$5,974,188			$5,604,487
Interest Bearing Liabilities
Savings	$2,640,560	$1,858	0.28%	$2,443,175	$2,037	0.33%
Time, $100,000 and over	331,770	833	1.00	331,321	1,008	1.21
Other time deposits	497,832	1,453	1.16	531,761	2,012	1.50
Short-term borrowings	311,738	222	0.28	276,785	421	0.60
Other borrowings	341,578	3,854	4.48	338,909	3,785	4.43
Total interest bearing liabilities	4,123,478	8,220	0.79%	3,921,951	9,263	0.94%
Noninterest Bearing Liabilities
Noninterest bearing deposits	1,314,430			1,205,913
Accrued interest and other liabilities	47,918			45,869
Total noninterest bearing liabilities	1,362,348			1,251,782
Stockholders' Equity	488,362			430,754
Total Liabilities and Stockholders' Equity	$5,974,188			$5,604,487
Net interest income(1)		$54,721			$48,773
Net interest spread(1)			3.74%			3.61%
Net interest income to total earning assets(1)			3.94%			3.82%
Interest bearing liabilities to earning assets	74.86%			77.48%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Nonaccrual loans are included in average loans outstanding.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Year Ended
	December 31, 2014			December 31, 2013
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,296,991	$29,727	2.29%	$1,198,777	$21,501	1.79%
Nontaxable(1)	375,788	20,414	5.43	395,578	20,452	5.17
Total securities	1,672,779	50,141	3.00	1,594,355	41,953	2.63
Interest bearing deposits	7,678	23	0.30	9,242	12	0.13
Federal funds sold	509	1	0.20	1,417	1	0.07
Loans and leases:(2)
Commercial and commercial real estate(1)	2,611,150	126,592	4.85	2,078,594	105,239	5.06
Residential mortgage	430,950	18,359	4.26	344,606	14,511	4.21
Agricultural and agricultural real estate(1)	388,974	19,558	5.03	331,622	17,494	5.28
Consumer	313,756	26,034	8.30	261,611	24,210	9.25
Fees on loans	0	6,632	—	0	5,556	—
Less: allowance for loan and lease losses	(41,521)	—	—	(39,151)	—	—
Net loans and leases	3,703,309	197,175	5.32	2,977,282	167,010	5.61
Total earning assets	5,384,275	247,340	4.59%	4,582,296	208,976	4.56%
Nonearning Assets	473,213			500,835
Total Assets	$5,857,488			$5,083,131
Interest Bearing Liabilities
Savings	2,589,649	8,042	0.31%	2,101,295	6,674	0.32%
Time, $100,000 and over	330,428	3,474	1.05	315,623	4,403	1.40
Other time deposits	535,483	6,638	1.24	532,157	8,891	1.67
Short-term borrowings	308,942	877	0.28	257,084	808	0.31
Other borrowings	336,569	14,938	4.44	339,578	14,907	4.39
Total interest bearing liabilities	4,101,071	33,969	0.83%	3,545,737	35,683	1.01%
Noninterest Bearing Liabilities
Noninterest bearing deposits	1,243,376			1,064,177
Accrued interest and other liabilities	44,499			62,161
Total noninterest bearing liabilities	1,287,875			1,126,338
Stockholders' Equity	468,542			411,056
Total Liabilities and Stockholders' Equity	$5,857,488			$5,083,131
Net interest income(1)		$213,371			$173,293
Net interest spread(1)			3.76%			3.55%
Net interest income to total earning assets(1)			3.96%			3.78%
Interest bearing liabilities to earning assets	76.17%			77.38%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Nonaccrual loans are included in the average loans outstanding.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Total Assets
Dubuque Bank and Trust Company	$1,508,573	$1,389,241	$1,393,391	$1,346,025	$1,540,049
New Mexico Bank & Trust	1,142,580	1,069,722	1,050,117	1,020,381	1,032,441
Morrill & Janes Bank and Trust Company	898,161	867,346	837,148	859,998	890,984
Wisconsin Bank & Trust	650,658	664,630	658,773	631,501	643,430
Illinois Bank & Trust	486,919	505,492	506,150	490,147	443,114
Arizona Bank & Trust	470,997	471,661	467,966	472,141	450,320
Rocky Mountain Bank	468,671	480,345	472,079	456,201	467,443
Galena State Bank & Trust Co.	291,623	293,442	297,298	281,981	290,457
Minnesota Bank & Trust	167,808	165,580	165,250	157,965	170,517
Summit Bank & Trust	134,145	137,774	135,721	116,154	113,719
Total Deposits
Dubuque Bank and Trust Company	$1,211,896	$1,055,036	$1,001,798	$1,066,711	$1,116,154
New Mexico Bank & Trust	860,465	828,637	814,523	790,172	765,572
Morrill & Janes Bank and Trust Company	703,016	686,833	680,176	673,325	692,038
Wisconsin Bank & Trust	554,722	564,674	558,654	544,323	531,371
Illinois Bank & Trust	366,752	401,888	392,053	403,643	353,046
Arizona Bank & Trust	351,635	390,167	382,011	381,121	368,059
Rocky Mountain Bank	395,609	395,728	384,856	379,017	380,011
Galena State Bank & Trust Co.	233,605	252,704	257,029	244,682	244,505
Minnesota Bank & Trust	150,146	148,453	148,260	142,750	154,812
Summit Bank & Trust	111,859	118,896	118,275	104,598	101,447
Net Income (Loss)
Dubuque Bank and Trust Company	$5,184	$4,480	$4,135	$2,381	$5,009
New Mexico Bank & Trust	2,015	3,201	2,855	2,199	1,575
Morrill & Janes Bank and Trust Company	2,157	1,626	1,711	1,301	1,145
Wisconsin Bank & Trust	1,737	1,077	1,299	1,068	1,850
Illinois Bank & Trust	701	814	393	527	433
Arizona Bank & Trust	1,159	551	1,243	837	125
Rocky Mountain Bank	1,684	1,448	388	1,049	576
Galena State Bank & Trust Co.	1,020	724	1,072	802	403
Minnesota Bank & Trust	395	106	59	122	(31)
Summit Bank & Trust	(491)	(65)	(82)	(434)	44
Return on Average Assets
Dubuque Bank and Trust Company	1.43%	1.27%	1.20%	0.67%	1.36%
New Mexico Bank & Trust	0.72	1.20	1.10	0.88	0.61
Morrill & Janes Bank and Trust Company	0.99	0.76	0.81	0.62	0.66
Wisconsin Bank & Trust	1.05	0.65	0.82	0.69	1.16
Illinois Bank & Trust	0.56	0.60	0.31	0.49	0.38
Arizona Bank & Trust	0.97	0.47	1.05	0.74	0.12
Rocky Mountain Bank	1.42	1.22	0.34	0.92	0.49
Galena State Bank & Trust Co.	1.39	0.97	1.51	1.15	0.54
Minnesota Bank & Trust	0.98	0.26	0.15	0.32	(0.07)
Summit Bank & Trust	(1.46)	(0.19)	(0.26)	(1.57)	0.15
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	3.69%	3.63%	3.67%	3.72%	3.59%
New Mexico Bank & Trust	3.73	3.85	3.96	3.80	3.63
Morrill & Janes Bank and Trust Company	3.35	3.51	3.50	3.17	2.97
Wisconsin Bank & Trust	4.09	4.24	4.27	4.41	4.39
Illinois Bank & Trust	3.52	3.40	3.57	3.45	3.17
Arizona Bank & Trust	4.28	4.23	4.47	4.37	4.35
Rocky Mountain Bank	4.74	4.44	4.36	4.21	4.22
Galena State Bank & Trust Co.	3.76	3.47	3.79	3.74	3.47
Minnesota Bank & Trust	4.02	3.84	3.88	3.79	3.64
Summit Bank & Trust	3.74	3.81	3.98	4.03	3.79

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$952,114	$917,092	$908,729	$897,860	$915,377
New Mexico Bank & Trust	635,402	609,170	575,685	556,928	529,808
Morrill & Janes Bank and Trust Company	440,899	445,100	429,326	400,243	384,685
Wisconsin Bank & Trust	502,310	509,364	496,486	465,969	459,594
Illinois Bank & Trust	246,382	239,362	233,668	227,920	186,739
Arizona Bank & Trust	342,731	335,648	328,438	343,298	329,211
Rocky Mountain Bank	354,455	356,049	339,479	317,513	316,702
Galena State Bank & Trust Co.	183,390	179,840	181,135	183,012	183,639
Minnesota Bank & Trust	110,920	104,061	105,142	98,818	101,491
Summit Bank & Trust	90,515	88,199	84,040	72,898	73,150
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$9,403	$9,143	$9,441	$8,839	$10,303
New Mexico Bank & Trust	6,863	6,688	6,628	6,388	7,202
Morrill & Janes Bank and Trust Company	2,305	2,077	1,741	1,137	406
Wisconsin Bank & Trust	5,216	5,327	4,564	4,281	4,850
Illinois Bank & Trust	3,203	3,842	3,335	2,835	3,121
Arizona Bank & Trust	3,258	3,432	3,754	3,913	4,133
Rocky Mountain Bank	3,450	4,048	4,179	3,965	4,148
Galena State Bank & Trust Co.	1,531	1,501	1,553	1,716	1,916
Minnesota Bank & Trust	1,116	1,052	1,071	1,021	1,091
Summit Bank & Trust	1,554	996	1,099	1,054	1,334
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$3,067	$6,151	$5,718	$7,729	$15,641
New Mexico Bank & Trust	6,416	5,550	4,781	5,195	6,880
Morrill & Janes Bank and Trust Company	380	519	368	129	160
Wisconsin Bank & Trust	2,967	3,335	3,617	4,904	6,165
Illinois Bank & Trust	4,893	6,530	6,213	5,213	3,325
Arizona Bank & Trust	2,156	2,732	2,946	3,200	4,413
Rocky Mountain Bank	1,954	3,008	3,471	3,271	3,326
Galena State Bank & Trust Co.	1,046	1,081	826	939	1,077
Minnesota Bank & Trust	—	—	—	—	—
Summit Bank & Trust	1,076	583	567	584	688
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	0.99%	1.00%	1.04%	0.98%	1.13%
New Mexico Bank & Trust	1.08	1.10	1.15	1.15	1.36
Morrill & Janes Bank and Trust Company	0.52	0.47	0.41	0.28	0.11
Wisconsin Bank & Trust	1.04	1.05	0.92	0.92	1.06
Illinois Bank & Trust	1.30	1.61	1.43	1.24	1.67
Arizona Bank & Trust	0.95	1.02	1.14	1.14	1.26
Rocky Mountain Bank	0.97	1.14	1.23	1.25	1.31
Galena State Bank & Trust Co.	0.83	0.83	0.86	0.94	1.04
Minnesota Bank & Trust	1.01	1.01	1.02	1.03	1.07
Summit Bank & Trust	1.72	1.13	1.31	1.45	1.82